FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2002.
                                       SECURITIES ACT REGISTRATION NO. 333-30194
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                   TO FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            MATRIXX INITIATIVES, INC.
             (Exact Name of registrant as specified in its Charter)


          DELAWARE                          2834                   87-0482806
State or other jurisdiction of    Primary Standard Industrial     (IRS Employer
incorporation or organization       Classification Code No.        I.D. Number)


                       2375 EAST CAMELBACK ROAD, SUITE 500
                             PHOENIX, ARIZONA 85016
                            (602) 387-5353 (Address,
                    including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                               WILLIAM J. HEMELT,
               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                             TREASURER AND SECRETARY
                            MATRIXX INITIATIVES, INC.
                       2375 EAST CAMELBACK ROAD, SUITE 500
                             PHOENIX, ARIZONA 85016
                         (602) 387-5353 (Name, address,
                        including zip code, and telephone
               number, including area code, of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:
                             SAMUEL C. COWLEY, ESQ.
                               SNELL & WILMER LLP
                               ONE ARIZONA CENTER
                           PHOENIX, ARIZONA 85004-0001
                                 (602) 382-6321

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
                                EXPLANATORY NOTES

     This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed February 11, 2000 (File Number 333-30194), as amended by Amendment No. 1 to Registration Statement on Form S-3 filed March 7, 2000, is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), by Matrixx Initiatives, Inc., a Delaware corporation ("Matrixx" or the "Company"), which is the successor to Gum Tech International, Inc., a Utah corporation ("Gum Tech"), following a statutory merger of Gum Tech with and into Matrixx, at that time a wholly-owned subsidiary of Gum Tech. The merger was made effective on June 18, 2002 for the purpose of changing Gum Tech's state of incorporation to Delaware. Before the merger, Matrixx Initiatives, Inc. had no assets or liabilities other than nominal assets or liabilities. As a result of the merger, Matrixx succeeded by operation of law to all of the assets and liabilities of Gum Tech. The merger was approved by the shareholders of Gum Tech at a meeting of the shareholders of Gum Tech held on June 18, 2002 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Rule 414(d) under the Securities Act, the Company hereby expressly adopts Gum Tech's Registration Statement on Form S-3 filed February 11, 2000 (File Number 333-30194), as amended by Amendment No. 1 to Registration Statement on Form S-3 filed March 7, 2000, as the Company's own Registration Statement for all purposes of the Securities Act and the Exchange Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Matrixx Initiatives, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on December 30, 2002.


                                        MATRIXX INITIATIVES, INC.


                                        By /s/ William J. Hemelt
                                           -------------------------------------
                                           William J. Hemelt
                                           Executive Vice President, Chief
                                           Financial Officer, Treasurer and
                                           Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 2 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                         Date
---------                   -----                                         ----

/s/ Edward E. Faber         Chairman of the Board of Directors and        December 30, 2002
------------------------    Director
Edward E. Faber

/s/ Carl J. Johnson         President, Chief Executive Officer and        December 30, 2002
------------------------    Director
Carl J. Johnson

/s/ William C. Egan         Director                                      December 30, 2002
------------------------
William C. Egan

/s/ Edward J. Walsh         Director                                      December 30, 2002
------------------------
Edward J. Walsh

/s/ William A. Yuan         Director                                      December 30, 2002
------------------------
William A. Yuan

/s/ Michael A. Zeher        Director                                      December 30, 2002
------------------------
Michael A. Zeher

/s/ William J. Hemelt       Executive Vice President, Chief Financial     December 30, 2002
------------------------    Officer (Principal Financial Officer &
William J. Hemelt           Principal Accounting Officer), Treasurer
                            and Secretary